Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated May 14, 2026, with respect to our audit of RegenLab Usa Inc. (the “Company”) consolidated financial statements as of December 31, 2025 and 2024 and for the years then ended, to the Form S-1. Our report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

BCRG Group

Irvine, California

September 25, 2026